UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Ivy Funds

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May 12, 2021

DEAR IVY ASSET STRATEGY FUND SHAREHOLDER:

Why are you receiving this letter and proxy card?

You are receiving this letter and the enclosed proxy card because our records indicate that you have not voted your shares in connection with the Ivy Asset Strategy Fund Special Joint Meeting of Shareholders that is taking place on May 28, 2021 at 11:30 a.m., Central Time.

Why is it important for you to vote?

All shareholders are being asked to consider and vote on two proposals: proposal 1 – to approve a new investment advisory agreement and proposal 2 – to permit your Fund’s investment advisor to recommend and hire sub advisors.

What should you do?

There is less than three weeks until the Special Joint Meeting of Shareholders, but there is still time to take advantage of your right to vote. I would appreciate you taking a few minutes to sign, date and mail your proxy card in the enclosed postage-paid envelope, or follow the instructions below to vote by telephone or internet.

Your Board of Trustees UNANIMOUSLY recommends that shareholders vote FOR proposals 1 and 2. If you have any questions or need assistance voting, please call our proxy solicitor, Di Costa Partners, toll free at 1-833-290-2605.

Thank you in advance for voting.

Joseph Kauten
Vice President

 WDRIF-A6-BEN_052821

May 12, 2021

DEAR IVY ASSET STRATEGY FUND SHAREHOLDER:

Why are you receiving this letter and proxy card?

You are receiving this letter and the enclosed proxy card because our records indicate that you have not voted your shares in connection with the Ivy Asset Strategy Fund Special Joint Meeting of Shareholders that is taking place on May 28, 2021 at 11:30 a.m., Central Time.

Why is it important for you to vote?

All shareholders are being asked to consider and vote on two proposals: proposal 1 – to approve a new investment advisory agreement and proposal 2 – to permit your Fund’s investment advisor to recommend and hire sub advisors.

What should you do?

There is less than three weeks until the Special Joint Meeting of Shareholders, but there is still time to take advantage of your right to vote. I would appreciate you taking a few minutes to sign, date and mail your proxy card in the enclosed postage-paid envelope, or follow the instructions below to vote by telephone or internet.

Your Board of Trustees UNANIMOUSLY recommends that shareholders vote FOR proposals 1 and 2. If you have any questions or need assistance voting, please call our proxy solicitor, Di Costa Partners, toll free at 1-833-290-2605.

Thank you in advance for voting.

Joseph Kauten
Vice President

 WDRIF-A6-DIR_052821